UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013 (July 1, 2013)

National Financial Partners Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

001-31781	13-4029115
(Commission File Number)	(IRS. Employer Identification No.)

340 Madison Avenue, 20th Floor New York, New York	10173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 301-4000

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On July 1, 2013 (the “Closing Date”), National Financial Partners Corp. (“NFP”) announced that Patriot Intermediate Holdings B Corp. (formerly known as Patriot Parent Corp.), a Delaware corporation (“Parent”), completed its acquisition of NFP. Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of April 14, 2013 (the “Merger Agreement”), among Parent, Patriot Merger Corp. (“Merger Sub”) and NFP, Merger Sub was merged with and into NFP, with NFP continuing as the surviving corporation (the “Merger”). As a result of the Merger, NFP became a wholly owned subsidiary of Parent. Parent is indirectly owned and controlled by investment funds affiliated with or controlled by Madison Dearborn Partners, LLC (“MDP”).

The descriptions of the Merger and the transactions related to the Merger Agreement set forth herein do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) by NFP as Exhibit 2.1 to its Current Report on Form 8-K on April 15, 2013, and is incorporated herein by reference in its entirety.

Item 1.02. Termination of Material Definitive Agreement.

On the Closing Date, NFP (i) repaid all outstanding loans and other obligations in full and terminated its commitments and rights under that certain Credit Agreement, dated as of February 8, 2013, by and among NFP, Bank of America, N.A., as administrative agent, and the other parties thereto, (ii) terminated the convertible bond hedge transactions, dated June 9, 2010, by and between NFP and each of Goldman, Sachs & Co., Bank of America, N.A. and Wells Fargo Bank, N.A. (collectively, the “Initial Hedge Counterparties”), and (iii) terminated the issuer warrant transactions, dated June 9, 2010, by and between NFP and each of the Initial Hedge Counterparties.

On July 1, 2013, NFP’s equity incentive plans, including NFP’s 2009 Stock Incentive Plan and the Employment Inducement Award Consisting of Restricted Stock Units Granted to Annemarie Long were terminated. In addition, on July 1, 2013, NFP’s Employee Stock Purchase Plan was terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the introductory note above and Items 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in its entirety in this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Following the Merger, on the Closing Date, NFP notified the New York Stock Exchange (the “NYSE”) of its intent to remove its common stock from listing on the NYSE and requested that the NYSE file with the SEC an application on Form 25 to report the suspension of trading of, and the NYSE’s intention to delist, NFP’s common stock. In addition, NFP intends to file with the SEC a certification and notice of termination on Form 15 with respect to NFP’s common stock promptly after the Form 25 becomes effective, requesting that NFP’s common stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of NFP with respect to the common stock under the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the consummation of the Merger, each issued and outstanding share of NFP’s common stock, par value $0.10 per share, other than any shares (i) owned by NFP as treasury stock, (ii) owned by Parent or Merger Sub, (iii) owned by any wholly owned subsidiary of NFP, (iv) as to which Parent has elected to have such shares cancelled and converted into shares of an affiliate of Parent and (v) as to which holders have properly perfected and not withdrawn a demand for appraisal pursuant to the General Corporation Law of the State of Delaware, was cancelled and converted into the right to receive $25.35 in cash, without interest and less any applicable tax withholdings.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Merger on the Closing Date, a change of control of NFP occurred. At the effective time of the Merger, NFP became a wholly owned subsidiary of Parent. The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference in its entirety in this Item 5.01. The total amount of the consideration payable in connection with the change of control transaction was approximately $1.3 billion. The funds used to consummate the Merger are from (i) equity contributions by investment funds affiliated with or controlled by MDP, (ii) equity contributions by certain co-investors and (iii) proceeds received in connection with debt financing provided by certain third party lenders.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Jessica M. Bibliowicz (chairman), Stephanie W. Abramson, Patrick S. Baird, R. Bruce Callahan, John A. Elliott, Marshall A. Heinberg and Kenneth C. Mlekush resigned from the board of directors of NFP on the Closing Date.

Pursuant to the Merger Agreement, at the effective time of the Merger, Douglas W. Hammond became the sole director of the surviving corporation.

The information set forth in Item 1.02 of this Current Report on Form 8-K regarding NFP’s equity incentive plans is incorporated by reference in its entirety in this Item 5.02.

Item 5.03. Amendment to Articles of Incorporation or Bylaws.

On the Closing Date, (i) the certificate of incorporation of NFP was amended and restated in its entirety and (ii) the by-laws of Merger Sub as in effect immediately prior to the effective time of the Merger became the by-laws of the surviving corporation.

The Second Amended and Restated Certificate of Incorporation of NFP is filed as Exhibit 3.1 hereto and incorporated by reference in its entirety in this Item 5.03. The Second Amended and Restated By-laws of NFP are filed as Exhibit 3.2 hereto and incorporated by reference in their entirety in this Item 5.03.

Item 8.01. Other Events.

Merger Completion

On the Closing Date, MDP and NFP issued a joint press release announcing the completion of the Merger, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Convertible Notes

Upon the consummation of the Merger, certain rights were triggered under NFP’s existing indenture governing its 4.0% convertible senior notes due 2017 (the “Convertible Notes”), dated as of June 15, 2010, by and between NFP and Wells Fargo Bank, National Association, as trustee (the “Convertible Notes Indenture”), as the result of the occurrence of a Fundamental Change (as defined in the Convertible Notes Indenture). From and after the consummation of the Merger, holders of the Convertible Notes are entitled to either (i) convert their Convertible Notes solely into the right to receive an amount in cash for each $1,000 principal amount of the Convertible Notes equal to the product of (x) the per-share merger consideration of $25.35 and (y) the applicable conversion rate (currently 77.6714, but temporarily increased to 81.0527 for those holders who elect to convert their Convertible Notes prior to the Expiration Date (as defined below)), as further detailed in the Convertible Notes Indenture (the “Conversion Right”), or (ii) require that NFP repurchase their outstanding Convertible Notes for 100% of the principal amount thereof, plus accrued and unpaid interest thereon, as further detailed in the Convertible Notes Indenture (the “Repurchase Right”).

Pursuant to the Convertible Notes Indenture, on July 1, 2013, NFP provided holders of the Convertible Notes with notice of their Conversion Right and Repurchase Right as detailed above. This notice also designated 12:01 a.m. New York city time on July 22, 2013 (the “Expiration Date”) as the date by which holders of the Convertible Notes are required to make an election to exercise their Conversion Right or the date upon which holders of the Convertible Notes may exercise their Repurchase Right and the process by which to do so. Any holders of the Convertible Notes who elect not to exercise their Conversion Right or Repurchase Right will continue to hold the Convertible Notes.

On the Closing Date, NFP issued a press release announcing the Designated Event Repurchase Right Notice under the Convertible Notes Indenture, a copy of which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, among Patriot Intermediate Holdings B Corp. (f/k/a Patriot Parent Corp.), Patriot Merger Corp. and National Financial Partners Corp., dated as of April 14, 2013 (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on April 15, 2013)

3.1	Second Amended and Restated Certificate of Incorporation of National Financial Partners Corp.

3.2	Second Amended and Restated Bylaws of National Financial Partners Corp.

99.1	Joint Press Release, dated July 1, 2013, of National Financial Partners Corp. and Madison Dearborn Partners, LLC

99.2	Press Release, dated July 1, 2013, of National Financial Partners Corp.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp.

Date: July 1, 2013
	By:	/s/ Stancil E. Barton
		Name:	Stancil E. Barton
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, among Patriot Intermediate Holdings B Corp. (f/k/a Patriot Parent Corp.), Patriot Merger Corp. and National Financial Partners Corp., dated as of April 14, 2013 (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on April 15, 2013)

3.1	Second Amended and Restated Certificate of Incorporation of National Financial Partners Corp.

3.2	Second Amended and Restated Bylaws of National Financial Partners Corp.

99.1	Joint Press Release, dated July 1, 2013, of National Financial Partners Corp. and Madison Dearborn Partners, LLC

99.2	Press Release, dated July 1, 2013, of National Financial Partners Corp.